Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-220291 and 333-228207) of Micro Focus International plc of our report dated July 17, 2017, except for the first paragraph of the Note to the Consolidated Statements of Cash Flows, as to which the date is August 3, 2017 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
February 20, 2019